UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 2, 2009

(Date of earliest event reported)

WPT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California	90036
(Address of principal executive offices)	(Zip Code)

(323) 330-9900
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 2, 2009, pursuant to the terms of an Asset Purchase Agreement by and between WPT Enterprises, Inc. (the “Company”) and Peerless Media Ltd. (“Peerless”), dated as of August 24, 2009, the Company closed the sale of substantially all of its operating assets, other than cash, investments and certain other assets, to Peerless, and Peerless agreed to assume specific Company liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

November 2, 2009	By:	/s/ Steven Lipscomb
Name: Steven Lipscomb
Title: Founder, President and CEO